Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UV Flu Technologies, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certify, to the best of his knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 2, 2015

UV FLU TECHNOLOGIES, INC

By:	/s/ Michael S. Ross
Name:	Michael S. Ross
Title:	President, Chief Financial Officer and Chairman of the Board (Principal Executive Officer)

By:	/s/ Michael S. Ross
Name:	Michael S. Ross
Title:	President, Chief Financial Officer and Chairman of the Board (Principal Financial Officer and Principal Accounting Officer)